Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to (i) the incorporation by reference in the following Registration Statements of our report dated June 1, 2015, with respect to the financial statements of Quotient Limited included in this Annual Report on Form 10-K for the year ended March 31, 2015 and (ii) to the reference to us under the heading "Experts" in the related Prospectuses:.

1.

the Registration Statement on Form S-3 (File No. 333-203818) pertaining to the registration for resale of 1,939,614 ordinary shares issued and outstanding and 850,000 ordinary shares issuable upon exercise of a pre-funded warrant;

2.	the Registration Statement on Form S-3 (File No. 333-203819) pertaining to the registration of ordinary shares issuable upon exercise of outstanding warrants; and
3.	the Registration Statement on Form S-8 (File No. 333-195507) pertaining to the 2013 Enterprise Management Plan and 2014 Stock Incentive Plan of Quotient Limited,

/s/ Ernst & Young LLP

Belfast, United Kingdom

June 1, 2015